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                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT
                           THE PRINCETON REVIEW, INC.

         This Employment Agreement is between Steve Quattrociocchi ("Quattrociocchi") and The Princeton Review, Inc. ("TPR"), and is subject to the current terms of the Executive Compensation Policy Statement, which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1. Job Description: Quattrociocchi shall serve as the Executive VP of the Instruction & Guidance Division.

2. Compensation: TPR shall pay Quattrociocchi $245,000 per year, increasing annually by a minimum of 3%. He shall also receive a bonus of up to 35% of base salary.

3. Stock Option Grant: In addition to the Deferred Stock described above, TPR hereby grants Quattrociocchi an option to purchase 120,000 shares of Series B Common Stock at a $6.25 strike price, vesting evenly each quarter over the next three years.

4. Term: This Agreement has an initial two-year term, which will automatically be extended for additional two-year periods on each anniversary of the effective date until (i) Quattrociocchi voluntarily terminates employment or (ii) TPR gives contrary written notice to Quattrociocchi at least 6 months prior to the anniversary date.

5. Severance Payments and Benefits: If TPR terminates Quattrociocchi's employment without cause under Section 4.1 of the Policy Statement or if TPR does not renew the Agreement under Section 3.1 of the Policy Statement, then, in addition to the payments provided under Section 5.1, but in lieu of the payments provided under Section 5.3, TPR will pay Quattrociocchi his annual base salary for an additional twelve months following termination.

6. Spite: Remedies available to TPR under Section 2.4.2 shall not include repayment of stock option appreciation.

Agreed to this April 10, 2000.


/s/ John Katzman                                     /s/ Steve Quattrociocchi
---------------------------                          --------------------------
John Katzman                                          Steve Quattrociocchi
Chief Executive Officer